EXHIBIT 99.(P)(4)
                                                               -----------------

                             PERSONAL DEALING POLICY

SECTION 3

PERSONAL DEALING POLICY

1.   INTRODUCTION

     The First State Investments Policy relating to Personal            FSA Rule
     Dealing applies to all Directors, Officers and Employees of        COB
     the FSA regulated companies and their Connected Persons (as        Section
     defined in the Glossary). The FSA Rules require that each          7.13.1
     Firm ensures that it has the appropriate controls and monitoring arrangements implemented and maintained in respect of the PA Dealing rules.

     In addition to the FSA requirements the Policy sets out the SEC requirements which are applicable as a consequence of US accounts managed by First State Investments International in the United Kingdom.


2.   PURPOSE

     The Policy is intended to ensure compliance with the following general principles:

     The duty at all times to place the interests of clients first;

     The fundamental standard that, individuals should not take inappropriate advantage of their positions; and

     The requirement that all personal account securities transactions be consistent with this Policy so as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

     The effect of these principles is to prohibit any person covered by the Policy using information concerning the investment intentions of First State Investments or undertaking any act or practice for personal gain or in a manner detrimental to a client. In particular individuals must not engage in fraud, deceit or any manipulative practice or act in a manner, which could be, considered a breach of trust. Individuals must not make a statement that is untrue or omit a material fact which, as a result, may mislead.

     This document sets out the circumstances when the Policy applies; to whom it applies; and the procedures, which must be followed.

     The Company reserves the right to require a member of staff to reverse a deal where in the Head of Corporate Risk Management's opinion these principles or the Policy have been breached. The Company will expect the individual to bear any costs in this situation. It is anticipated that this right will be used only in rare circumstances.


3.   SCOPE

     This Policy applies to all transactions involving any SECURITY except for those, which are set out in SECTION 4 EXEMPTIONS.

     The Policy applies to all RELEVANT PERSONS, CONNECTED PERSONS, ACCESS PERSONS and PORTFOLIO MANAGERS. These terms are defined in the GLOSSARY.

     This policy also applies to and all references in this Policy to First State Investments shall be deemed to refer to all Access Persons of Babson-Stewart Ivory International ("BSII") or a Fund advised by BSII.

     To the extent that any Access Person of BSII or a Fund advised by BSII is also an Access Person of David L Babson & Company Inc., such Access Person shall be deemed to have satisfied his or her reporting and preclearance obligations under this

                             PERSONAL DEALING POLICY


     Policy by fulfilling his or her reporting and preclearance obligations under the Code of Ethics of David L Babson & Company Inc. or such Fund.

     With effect from September 2002, First State Investments acquired from David L Babson, the right to manage existing BSII clients directly, and to market its services to North American institutional investors outwith BSII. The services in the US are provided by First State Investments International (FSII) and the Code applies to this firm.


4.   EXEMPTIONS

     The following types of Investment are exempt from this Policy:

     UK Government and other Public Securities;
     Life Policies;
     Units or shares in a regulated Collective Investment Scheme (including shares issued by an open-end investment company registered under the US Investment Company Act 1940);
     National Savings and Building Society accounts

     NOTE:

     For PEP and ISA transactions the underlying investment should determine whether the transaction falls within the requirements of this Policy.

     For any Access Person of BSII, FSII or a Fund advised by BSII or FSII, preclearance is not required for the above transactions, however disclosure of such investments is required in the Quarterly Transactions Statements. Investments which are exempt from disclosure by these individuals are:

     Direct obligations of the Government of the United States Bankers' acceptances, bank certificates of deposit, commercial paper and higher quality short-term debt instruments, including repurchase agreements; and Shares issued by an open-end investment company registered under the US Investment Company Act 1940.
     Life Policies
     National Savings
     Building Society accounts

                             PERSONAL DEALING POLICY

5.   PROHIBITIONS

     The following are prohibited:

     a)   Transactions in an Investment at any time, which is           Criminal
          known or should reasonably be known would contravene          Justice
          the provisions of Part V of the Criminal Justice Act          Act 1993
          1993. (See INSIDER DEALING) or the provisions of the          Part V
          Financial Services and Markets Act 2000 concerning            (52.)
          MARKET ABUSE.

     b) Transactions in circumstances where First State Investments would be prohibited from that transaction for instance where it was publishing research. (Currently First State Investments does not trade on its own account)

     c) Transactions in circumstances where a conflict of interest is known or should be known. Specifically, this includes ACCESS PERSONS being prohibited from personal transactions where First State Investments has an open order for the same security. This also excludes transactions where the security is BEING CONSIDERED FOR PURCHASE OR SALE.

     d) No PORTFOLIO MANAGER may purchase, sell or dispose of any SECURITY within seven calendar days before or after the purchase or sale of that security on behalf of a FUND for which he or she is a PORTFOLIO MANAGER.

     e) The Chief Investment Officer has the discretion to place an embargo on certain transactions if they are considered not to be in the interests of First State Investments.

     f) Transactions in SECURITIES, which appear on the RESTRICTED LIST, maintained by Corporate Risk Management.

     g) Personal transactions where the appropriate authority has not been given.

     h) Speculative business is not permitted. Speculation in this sense does not refer to either the frequency of dealing or to the quantity of securities being dealt in but rather to the size and nature of the deal. "Speculative business" would certainly include all deals of such a size that the individual could not reasonably afford to settle them if required to do so at any stage, but this is not necessarily limited solely to deals falling in this category. The selling short of a security would also fall into this category.

     i) Profit from the purchase and sale, or sale and purchase, within any 60-day period, of any Security, except for those Investment types listed in 4 EXEMPTIONS. Any profits realized on such trades may be disgorged following instructions from the Head of Corporate Risk Management.

     j) No person to whom this Policy applies may participate in an Initial Public Offering except purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor, that have been approved and pre-cleared in advance by the Head of Corporate Risk Management.

     k) No person to whom this Policy applies may participate in Private Placements unless in addition to the normal prior authority requirements (detailed below), the Head of Corporate Risk Management has also given written consent prior to the transaction.

     l) Membership in Investment Clubs i.e. - a group of people who pool their assets in order to make joint investment decisions (typically a vote) on which Investments to buy, hold or sell.

     m) No person may serve on the Board of Directors or Trustees of a business entity without prior written approval of the Head of Corporate Risk Management.

                             PERSONAL DEALING POLICY


     n) Access Persons may not arrange a transaction in the securities of an issuer on behalf of a Fund where the Access Person has beneficial ownership of securities of the same issuer unless the Head of Corporate Risk Management has been notified and has given consent.


6.   PROCEDURES - AUTHORITY TO TRADE

6.1  Application
     -----------
     This applies to all RELEVANT PERSONS, ACCESS PERSONS, PORTFOLIO MANAGERS and any CONNECTED PERSON. These Terms are defined in the GLOSSARY.

6.2  Prior Authorization
     -------------------
     Authorization of personal Security transactions by all             FSA Rule
     RELEVANT PERSONS and CONNECTED PERSONS is required before          COB
     the transactions take place. This includes all transactions        Section
     where the person has indirect control through a trust or           7.13.4
     partnership. This authorization is to occur on a form designed for this purpose which is attached as Appendix A.

     Where proper authority has not been obtained First State Investments may require the transaction to be reversed at the expense of the individual.

     The following transactions do not require Prior Authorization

     a) Transactions which are non-voluntary on the part of the RELEVANT PERSON. For instance where there is no control exercised by the Relevant Person i.e. a 'blind trust'.

     b) Purchases as a result of the exercise of rights issued pro-rata to all holders of a class of securities, to the extent that such rights were acquired from the issuer, and the sale of such rights

     c) Regular Monthly purchases through a UK investment trust savings scheme or dividend reinvestment plans

     d) Transactions which are carried out within the terms of a Discretionary Management Agreement. (A copy of the Agreement must be filed with Corporate Risk Management)

     e) Other circumstances considered similar to the above by the Head of Corporate Risk Management and the Chief Investment Officer. The particular circumstances should be notified to Corporate Risk Management by e-mail.

6.3  Period of Authorization
     -----------------------
     The prior authorization is only valid for the following two working days. For example, authorization given on Monday is valid until close of business on Wednesday. In circumstances where the transaction has not been completed or there have been amendments to it a further authorization is required.

6.4  Authorization Rationale
     -----------------------
     Authorization will not be given if the transaction is listed in the prohibitions in Section 5. The Authorization Form poses a number of questions which are intended to determine whether the proposed deal raises any direct or indirect conflict of interest with a First State Investments customer. If there is any doubt regarding this then authority will not be given. Authorized Signatories will consider whether any personal transaction in a security held by any client of First State Investments leads to a conflict. This is known as the "Contra Trading" Rule.

                             PERSONAL DEALING POLICY


6.5  Authorized Signatories
     ----------------------
     Authorization must be obtained from the relevant Authorized Signatory. The List of Authorized Signatories is attached, as Appendix B. Corporate Risk Management will maintain this list.

     The requirement is for the relevant geographic Head of Desk to authorize deals within the limits of their geographic area. i.e. deals in the UK Market are authorized by the Head of the UK Desk or their delegate.

     Due to the information required to assess whether any transaction is permissible this requirement must be strictly followed, for example, the Head of the UK Desk must not authorize a personal transaction in a US Equity, unless he can demonstrate conclusively that the transaction leads to no conflicts with transactions on behalf of First State Investments customers. This includes establishing that the US Equity is not a SECURITY BEING CONSIDERED FOR PURCHASE OR SALE.

     Heads of Desk must obtain Authorization from a person of equal status or the Chief Investment Officer. In circumstances where the Head of Desk wishes to complete a personal transaction in a security for which he/she is authorized to deal then authorization must be given by the Chief Investment Officer or the Head of Corporate Risk Management.

     Authorization may be given for a personal transaction for a Head of Desk in a security that falls within another geographic area. However, in these circumstances a Head of Desk should not seek authorization from a more junior member of staff.

     The Chief Executive, Chief Investment Officer and Head of Corporate Risk Management must give their written approval to all Authorized Signatories.

6.6  Disclosure of office
     --------------------
     When placing an order the RELEVANT PERSON must inform the Broker of his status within First State Investments.

     It is not permissible to request or accept any credit or special terms concerning the transaction. This includes the operation of Margin Accounts. It is expected that all transactions be settled in cash on settlement day.

6.7  Brokerage Accounts
     ------------------
     All Access Persons must disclose to Corporate Risk Management any Brokerage Accounts held.

6.8  Transaction Reporting
     ---------------------
     On every occasion Prior Authorization is sought Corporate          FSA Rule
     Risk Management must be supplied with a copy of the                COB
     completed Authorization Form and the relevant Contract Note.       Section
     This information must be supplied within ten days of the           7.13.11
     transaction.

     Corporate Risk Management must keep a record of each approval given by the Head of Corporate Risk Management for an individual to participate in an Initial Public Offering or a Private Placement. This record must include the rationale for the approval.

     The Authorized Signatory is responsible for notifying Corporate Risk Management of any occasions where Authority has been denied.

                             PERSONAL DEALING POLICY


7.   PROCEDURE - DISCLOSURE/REPORTING

7.1  Application
     -----------
     These requirements apply to all Access Persons and any Connected Person. These Terms are defined in the Glossary.

7.2  Initial Holdings Report (Appendix F)
     ------------------------------------
     An ACCESS PERSON must provide to Corporate Risk Management an Initial Holdings Report listing all securities in which the ACCESS PERSON has as beneficial interest or control no later than 10 calendar days after he or she becomes an ACCESS PERSON. This would include those Securities owned by a CONNECTED PERSON. This Report must disclose any ownership of Funds that are managed or administered by First State Investments, GOVERNMENT AND OTHER PUBLIC SECURITIES, investment in collective investment schemes. (The Initial Holdings Report is submitted on the same form as the Annual Holdings Report.)

     The information included on this report must include:

     Title of Security
     Number of shares
     Principal amount of Security
     Name of any broker, dealer or bank with whom the Access Person maintains an account in which securities were held for the Access Person.
     Submission date of the report

7.3  Quarterly Transaction Statement (Appendix E)
     --------------------------------------------
     An ACCESS PERSON must make a report within 10 calendar days of each calendar Quarter certifying that all investment transactions during the period are included within the report. In practice a schedule of transactions where prior authority has been given will be supplied by Corporate Risk Management. The ACCESS PERSON will have to add all transactions where prior authority was not required i.e. corporate actions, scrip issues noting the reason authorization was not required, in FUNDS managed or administered by First State Investments, GOVERNMENT AND OTHER PUBLIC SECURITIES, life policies and investment in collective investment schemes. The report should also disclose any new brokerage accounts opened in the quarter.

7.4  Annual Holdings Report (Appendix F)
     -----------------------------------
     An ACCESS PERSON must within 10 calendar days of the request provide a current (information must be correct within the most recent 30 days) statement of holdings including the same information as the Initial Holdings Report (and is supplied on the same form as the Initial Holdings Report).

     Corporate Risk Management will notify ACCESS PERSONS of the request annually.

7.5  Annual Certification of understanding and compliance (Appendix D)
     -----------------------------------------------------------------
     All ACCESS PERSONS shall within 10 days of employment and at least annually thereafter, certify that they have read and understand this Policy, recognize that they are subject to it, have complied with its requirements and have disclosed or reported all required personal transactions and holdings.

                             PERSONAL DEALING POLICY


8.   CORPORATE RISK MANAGEMENT RESPONSIBILITIES

8.1  Monitoring
     ----------
     Corporate Risk Management will monitor transactions reported through receipt of each authorization given and review all reports.

8.2  Identification of Access Persons
     --------------------------------
     Corporate Risk Management will maintain a list of Access Persons and inform such persons of their reporting obligations. Personnel should notify Corporate Risk Management of all appointments in order to ensure that individuals are made aware of their status under this Policy and are given appropriate training to ensure understanding.

8.3  Quarterly Certificate
     ---------------------
     Corporate Risk Management will prepare a quarterly Certificate which describes any material violation requiring significant remedial action during the past quarter and any other significant information concerning the operation of this Policy.

     This Certificate will be made available to the Managing Directors of the partners of the Babson-Stewart Ivory International partnership and the Board of Trustees of each Fund whose assets are managed by First State Investments.

8.4  Annual Report
     -------------
     Corporate Risk Management will produce a written Report for submission to the Executive Committee at least once a year, that;

     (i) describes issues that arose during the previous year under these procedures including, but not limited to, information about material breaches and the sanctions imposed in response to those material violations and;

     (ii) certifies that First State Investments has adopted appropriate procedures consistent with the requirements of the Rules.

     This Report will be made available to the Managing Directors of the partners of the Babson-Stewart Ivory International partnership and the Board of Trustees of each Fund whose assets are managed by First State Investments.

8.5  Filings and Record Keeping
     --------------------------
     Corporate Risk Management will maintain the records and filings and advise when a Report has to be filed. The Records will only be available to the Executive Committee, Directors and FSA/SEC.

     The records maintained shall include:

     A copy of this Policy and any other Policy in effect during the most recent 5 year period.
     A record of any breaches of the Policy and action taken.
     A copy of all reports submitted by Corporate Risk Management.
     A list of persons covered by the Policy for the most recent 5-year period and copies of all reports filed during that period.
     A copy of each completed authorization form.
     A record of each transaction where the Head of Corporate Risk Management has given permission, for instance Private Placements.
     All records must be maintained for at least five years, or such longer period as required by the rules of FSA or the SEC.

                             PERSONAL DEALING POLICY


8.6  Approval of Personal Dealing Policy
     -----------------------------------
     The Executive Committee will approve the First State Investments Personal Dealing Policy and Procedures and any amendments thereto.

     The Board of Trustees of each relevant Fund will approve material changes to the Personal Dealing Policy and Procedures within six months of their effective date.

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                APPENDIX A - PERSONAL DEALING AUTHORIZATION FORM

1.  Proposed Transaction

------------------------------------------------------------------------------------------------------
Name:                                             Ext:         Status: Relevant Person /Access Person/
                                                               Portfolio Manager
------------------------------------------------- ------------ ---------------------------------------
Broker:                                                        Purchase/Sale:
-------------------------------------------------------------- ---------------------------------------
Security:                                                      Quantity:
-------------------------------------------------------------- ---------------------------------------
Approx Price:                                                  Approx Consideration:
------------------------------------------------------------------------------------------------------
Comments:
-------------------------------------------------------------- ---------------------------------------
Signature:                                                     Date:
------------------------------------------------------------------------------------------------------


2.  Authorization

The following questions must be completed in all cases.
------------------------------------------------------------------------------------------------------
Are funds dealing in this security now?                                              Yes / No
-----------------------------------------------------------------------------------  -----------------
Have funds dealt or considered dealing in this security in the past seven days?      Yes / No
-----------------------------------------------------------------------------------  -----------------
Do funds intend to deal soon?                                                        Yes / No
-----------------------------------------------------------------------------------  -----------------
Would the staff transaction cause a restriction on quantity of securities            Yes / No
available for our funds?
-----------------------------------------------------------------------------------  -----------------
Would the staff transaction cause the price to be pushed up or down such that our    Yes / No
funds would have to pay more or receive less than would otherwise be the case?
-----------------------------------------------------------------------------------  -----------------
Is Buying by our funds likely to push the price up such that the staff member        Yes / No
could then appear to be "front running".
-----------------------------------------------------------------------------------  -----------------
Is the security on the Restricted List                                               Yes / No
-----------------------------------------------------------------------------------  -----------------
Does the proposed transaction create any potential conflict?                         Yes / No
------------------------------------------------------------------------------------------------------
Comments:

-------------------------------------------------------------- ---------------------------------------
Authorization:                                                 Time and Date:

------------------------------------------------------------------------------------------------------

The Transaction must be completed within the next two following working days after Authorization. Any amendments to the above will require further Authorization. A Contract Note must be supplied to Corporate Risk Management Department in Edinburgh within 10 days of the completed transaction. Brokerage accounts must be set up so as to allow contract notes to be automatically sent to Eileen Martin, Corporate Risk Management in Edinburgh. Please advise Corporate Risk Management if the transaction does not take place.


3.  Verification

To be completed by Corporate Risk Management
--------------------------------------------------------------
Date Contract Note received:
--------------------------------------------------------------

Record Contract Note details
------------------------------------------------------------------------------------------------------
Name:                                                          Time & Date :
-------------------------------------------------------------- ---------------------------------------
Broker                                                         Purchase/Sale:
-------------------------------------------------------------- ---------------------------------------
Security:                                                      Quantity:
-------------------------------------------------------------- ---------------------------------------
Price:                                                         Consideration:
-------------------------------------------------------------- ---------------------------------------
Are these details consistent with Section 1?  Yes / No         Authorized Signatory?     Yes / No
-------------------------------------------------------------- ---------------------------------------
Comments:

-------------------------------------------------------------- ---------------------------------------
Checked by:                                                    Date:
------------------------------------------------------------------------------------------------------

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
              APPENDIX B - PERSONAL DEALING AUTHORIZED SIGNATORIES



     GEOGRAPHIC AREA        HEAD OF DESK    1ST ALTERNATIVE   ULTIMATE AUTHORITY
================================================================================
       UK Equities           Derek Lygo       Paul Jourdan       Stuart Paul

 North American Equities     David Leary     Julian Bishop        Stuart Paul

    European Equities        John Ewart       Jimmy Burns         Stuart Paul

    Japanese Equities        Chiko Nara     Alistair Staddon      Stuart Paul

  Asia Pacific Equities     Angus Tulloch      David Gait         Stuart Paul

Emerging Market Equities    Angus Tulloch     Alan Nesbit         Stuart Paul

     Fixed Interest       Kevin Colglazier     John Creet         Stuart Paul



The Authorization Policy is as follows:

In essence the requirement is for the relevant geographic Head of Desk to authorize deals within the limits of their geographic area. i.e. deals in the UK Market are authorized by the Head of the UK Desk. Heads of Desk must obtain Authorization from a person of equal status or the Chief Investment Officer.

The alternative person should only be approached in the absence of the Head of Desk.

The Chief Executive, Chief Investment Officer and Head of Corporate Risk Management must give their written approval to all Authorized Signatories.

Where proper authority has not been obtained First State Investments may require the transaction to be reversed at the expense of the individual.

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                              APPENDIX C - GLOSSARY


ACCESS PERSONS are

(i) Any director, officer, general partner or ADVISORY PERSON of a FUND or of a FUND'S investment adviser.

(ii) All ACCESS PERSONS are also a RELEVANT PERSON.

ADVISORY PERSONS are

(i) ANY EMPLOYEE OF THE Fund OR INVESTMENT ADVISER (OR OF ANY COMPANY IN A CONTROL RELATIONSHIP TO THE Fund OR INVESTMENT ADVISER) WHO, IN CONNECTION WITH HIS OR HER REGULAR FUNCTIONS OR DUTIES, MAKES, PARTICIPATES IN, OR OBTAINS INFORMATION REGARDING THE PURCHASE OR SALE OF SECURITIES BY A Fund, OR WHOSE FUNCTIONS RELATE TO THE MAKING OF ANY RECOMMENDATIONS WITH RESPECT TO THE PURCHASES OR SALES; AND

(ii) Any natural person in a control relationship to the FUND or investment adviser who obtains information concerning recommendations made to the FUND with regard to the purchase or sale of Securities by the FUND.

This will include all Fund Managers, Analysts or Dealers.

BENEFICIAL INTEREST OR CONTROL - means any interest by which: (a) an Access Person exercises direct or indirect control over the purchase, sale or other disposition of a Security; or (b) an Access Person or any member of his or her immediate family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

BEING CONSIDERED FOR PURCHASE OR SALE - means when a recommendation to purchase or sell a Security has been made and communicated to a Portfolio Manager and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

BROKERAGE ACCOUNT is a relationship established between a RELEVANT PERSON and a broker relating to the performance of personal account transactions, whereby the Corporate Risk Management Department receives written confirmation of the arrangement and the individuals covered by the relationship e.g. a spouse. The broker shall agree to automatically send a copy contract note for each relevant transaction to the Corporate Risk Management Department.

CONNECTED PERSONS are anyone connected to a RELEVANT PERSON by reason of a domestic (including all immediate family members living in the same household) or business relationship (other than as arises solely because that person is a customer of First State Investments) and such that the RELEVANT PERSON has:
Influence over that person's investment decisions or has direct or indirect beneficial ownership of that person's investments.

FUND Is any investment company registered under the US Investment Companies Act of 1940 for which First State Investments is an adviser or sub-adviser.

GOVERNMENT AND OTHER PUBLIC SECURITIES -

Means transferable securities which are investments failing within paragraph 3 of Schedule 1 to the Act which are issued by or on behalf of-

the Government of the United Kingdom, or of a member State other than the United Kingdom.
a local authority in the United Kingdom or in any other member State;
the Government of any of the countries listed in paragraph 6 of The Financial Services (Regulated Schemes) Regulations 1991, Part 5 Section B 5.11 , or an international organisation of which the United Kingdom or another member

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                              APPENDIX C - GLOSSARY



State is a member, and also includes any investment which would have been such an investment had it been issued, as opposed to merely guaranteed, by a Government or local authority specified in a, b, or c above.

PORTFOLIO MANAGER - means an ACCESS PERSON who has the direct responsibility and authority to make investment decisions affecting a FUND. This status must be reflected on the Delegated Authorities List approved by the Chief Investment Officer.

RESTRICTED LIST - means a list maintained by First State Investments that includes the names of any issuers about whom First State Investments has Insider Information.

RELEVANT PERSONS are all Employees of First State Investment Services (UK) Limited providing services to the following FSA Regulated Companies and Directors and Officers of those Companies:

Colonial First State Investment Managers (UK) Limited
First State Investments (UK) Limited
Colonial First State International Assets
First State Investment Management (UK) Limited
First State Investments International Limited


The procedures describe all of the above companies under the name
'First State Investment' for ease.

All Access Persons are also a relevant person.

SECURITY - means any stock or transferable share; note, bond, debenture or other evidence of indebtedness, investment contract, any warrant or option to acquire or sell a Security, any financial futures contract, put, call, straddle, option, or any interest in any group or index of Securities, or in general, any interest or instrument commonly known as a "Security".

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                         APPENDIX D - ANNUAL CERTIFICATE


                       PERSONAL DEALING ANNUAL CERTIFICATE

To:                                                  Date:

Under the FSA and SEC rules First State Investments is required to take reasonable steps to ensure that its Officers and employees act in conformity with appropriate arrangements on propriety in personal dealings. This includes the establishment and maintenance of Personal Dealing procedures.

It is a requirement of your contract of employment and/or your duty as a Director to obey the FSA and SEC Rules and the procedures set out in the Corporate Risk Management Manual, which include Personal Dealing.

In order for First State Investments to meet its regulatory obligations, we request that all individuals confirm that the Corporate Risk Management Register is a fair and accurate reflection of their Personal Deals as defined within our Procedures. The attached statement should be scrutinised and the Declaration below completed with full details of any inaccuracies reported to Corporate Risk Management.

This is notification that you are classified an "Access Person" as defined in the Glossary to the Policy therefore please supply a list of holdings as required using the attached Personal Holdings Form.


Head of Corporate Risk Management


Declaration
-----------

I hereby confirm that I have complied with First State Investments Personal Dealing Policy during the period 1st January (Year) (or Start Date if later) to 31st December (Year). I confirm that the attached statement of transactions is a true and complete record of reportable personal transactions I have carried out during the period.

I recognize my status as an Access Person and attach a Personal Holdings Form as requested.


Print Name:

Signed:                                                       Date:

This Certificate must be returned to Corporate Risk Management by
(Date).

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                       APPENDIX E - TRANSACTION STATEMENT

                     PERSONAL DEALING TRANSACTION STATEMENT
                                (DATE) TO (DATE)



Transactions with Prior Authorization

In order to demonstrate compliance with the FSA and SEC requirements the statement below shows the Personal Deals that are recorded on the Register maintained by Corporate Risk Management indicating that Prior Authorization was given. Please review the data and confirm its accuracy by signing the attached Declaration. The Declaration must be returned to Corporate Risk Management by
(Date).

NAME    SURNAME    DATE    AMOUNT    SECURITY   PRICE    BUY/   CONTRACT NOTE TO
                                                         SELL    CORPORATE RISK
                                                                   MANAGEMENT





Transactions not requiring Prior Authorization

Access Persons are required to provide an Annual Statement of all their holdings. The procedures do not require certain involuntary transactions to have Prior Authorization and therefore to ensure the records reconcile, Access Persons must disclose all such transactions in the period. These will include corporate actions and purchases in Investment Trust Savings schemes, collective investment schemes, Government and Other Public Securities. This requirement also includes transactions in Funds managed by First State Investments.

NAME    SURNAME    DATE    AMOUNT    SECURITY           TRANSACTION
                                                            TYPE







                               BROKERAGE ACCOUNTS

Please add brokerage accounts opened in the last quarter.



    NAME OF BROKER                                           DATE ESTABLISHED

I confirm that the above is an accurate record of all my Personal Transactions which fall within the Scope of the Personal Dealing Policy.

PRINT NAME:


SIGNED:                                                      DATE:



               THE PERSONAL TRANSACTION STATEMENT MUST BE RETURNED
                         TO CORPORATE RISK MANAGEMENT BY
                                     (DATE)

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
                       APPENDIX F - PERSONAL HOLDINGS FORM



                             PERSONAL HOLDINGS FORM
                                 INITIAL/ANNUAL



   SECURITY                           TYPE                            AMOUNT









I confirm that the above states all of my Personal Holdings which fall within the Scope of the Personal Dealing Procedures.


PRINT NAME:


SIGNED:                                                      DATE:




   THE PERSONAL HOLDINGS FORM MUST BE RETURNED TO CORPORATE RISK MANAGEMENT BY
                                     (DATE)

                 FIRST STATE INVESTMENTS PERSONAL DEALING POLICY
              APPENDIX G - E-MAIL REMOTE ACCESS AUTHORIZATION FORM




--------------------------------------------------------------------------------
Name


------------------------------------- ------------------------------------------
Security


------------------------------------- ------------------------------------------
Purchase/Sale


------------------------------------- ------------------------------------------
Is the answer 'No' to all the
questions in Part 2 of the
Personal Dealing
Authorization Form?

------------------------------------- ------------------------------------------
Date of Authorization


------------------------------------- ------------------------------------------
Time of Authorization


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Comments





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